UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/10/2011

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On June 10, 2011, InfoSpace, Inc. ("InfoSpace") executed a definitive agreement (the "Agreement") to sell its Mercantila e-commerce business to Zoo Stores, Inc. ("Zoo Stores"). Under the terms of the Agreement, which is subject to certain closing conditions, Zoo Stores will acquire (the "Acquisition") 100% of the membership interests in Mercantila Acquisition LLC ("Mercantila"). As consideration for the Acquisition, Zoo Stores will pay InfoSpace a nominal upfront payment, plus the right to receive additional consideration up to $3,000,000, contingent on liquidity or other events.

InfoSpace's management no longer believes that the Mercantila business fits within InfoSpace's strategy as it moves forward. As a result, while the net loss from operating the Mercantila business continues to improve, InfoSpace's management believes this transaction is the best outcome for shareholder value. In the event that the Acquisition does not close, or the Agreement is otherwise terminated, InfoSpace will either seek to sell Mercantila to another buyer or will close Mercantila's operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: June 10, 2011	By:	/s/ David Binder
David Binder
Chief Financial Officer